UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2026, BioAtla, Inc. (the “Company” or “BioAtla”) filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware with respect to the Company’s Series A Junior Preferred Stock, par value $0.0001 per share (the “Series A Junior Preferred Stock”), following the redemption of the one (1) issued and outstanding share of Series A Junior Preferred Stock (the “Series A Preferred Share”). The Certificate of Elimination eliminated from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designation of Series A Junior Preferred Stock, filed with the Secretary of State of the State of Delaware on January 9, 2026, with respect to the Series A Junior Preferred Stock.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the text of the Certificate of Elimination, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on December 30, 2025, the Company originally convened a special meeting of stockholders (the “Special Meeting”). The Special Meeting was held to consider the following proposals: (1) the potential issuance of 20% or more of the aggregate number of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding as of November 20, 2025, pursuant to the Pre-Paid Advance Agreements, dated November 20, 2025, by and between the Company and each of YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville”), Anson Investments Master Fund LP and Anson East Master Fund LP, and the Standby Equity Purchase Agreement, dated November 20, 2025, by and between the Company and Yorkville, pursuant to Nasdaq Listing Rule 5635(d) (the “Stock Issuance Proposal”); (2) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Board, effect a reverse stock split with respect to the Common Stock at any time prior to June 30, 2026, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”); and (3) the adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Stock Issuance Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”). The Company’s Amended and Restated Certificate of Incorporation requires the affirmative vote of two-thirds (2/3) of the voting power of the Company’s outstanding shares entitled to vote thereon to approve the Reverse Stock Proposal. At the time of the originally convened Special Meeting on December 30, 2025, the stockholders approved the Stock Issuance Proposal and the Adjournment Proposal, but consistent with the low rates of participation and voting by the Company’s retail stockholder base, and although more than 70% of the shares represented by proxies received by the Company authorized the proxyholders to vote “FOR” the Reverse Stock Split Proposal, there were insufficient votes to approve the Reverse Stock Split Proposal, and the Company determined to adjourn the Special Meeting to January 12, 2026 for the purpose of soliciting additional proxies with respect to the Reverse Stock Split Proposal.

At the reconvened Special Meeting on January 12, 2026, consistent with the low rates of participation and voting by the Company’s retail stockholder base, and although more than 70% of the shares represented by proxies received by the Company authorized the proxyholders to vote “FOR” the Reverse Stock Split Proposal, there were still insufficient votes to approve the Reverse Stock Split Proposal. Based upon, among other things, the reasons the Board previously considered in declaring the Reverse Stock Split Proposal advisable, and the fact that more than 70% of the shares represented by proxies received by the Company have authorized the proxyholders to vote “FOR” the Reverse Stock Split Proposal, the Board authorized (i) authorized an adjournment of the reconvened Special Meeting to January 26, 2026 (the “Reconvened Special Meeting”), (ii) authorized and issued one (1) share of a new series of the Company’s preferred stock, par value $0.0001 per share, designated as “Series A Junior Preferred Stock,” entitling the holder thereof to a number of votes that would enable the approval of the Reverse Stock Split Proposal if the holders of at least two-thirds (2/3) of the voting power of the Common Stock present in person or by proxy at the Reconvened Special Meeting and entitled to vote thereon vote “FOR” the Reverse Stock Split Proposal, and (iii) fixed a new record date of the close of business on January 12, 2026 (the “New Record Date”) for determining the stockholders entitled to vote at the Reconvened Special Meeting that was after the issuance of the aforementioned Series A Junior Preferred Stock.

Present at the Reconvened Special Meeting, in person or by proxy, were holders of 44,661,262 shares of Common Stock and one (1) Series A Junior Preferred Stock, as of the New Record Date, representing at least a majority of the voting power of the shares of the capital stock entitled to vote at the Reconvened Special Meeting as of the New Record Date, which constituted a quorum. As previously disclosed, the Series A Junior Preferred Stock entitles the holder thereof to cast on the Reverse Stock Split Proposal and any other voting proposal set forth in the Certificate of Designation of Series A Junior Preferred Stock (the “Certificate of Designation”), a number of votes equal to 64,040,396 votes (the number of shares of Common Stock outstanding on the New Record Date, provided that the holder of the Series A Junior Preferred Stock is required to cast all votes “for” the Reverse Stock Split Proposal if at least two-thirds (2/3) of the voting power of the Common Stock present and entitled to vote thereon approve the proposal, and “against” the Reverse Stock Split Proposal if less than two-thirds (2/3) of the voting power of the Common Stock present and entitled to vote approve such Reverse Stock

Split Proposal. Since over 80% of the proxies received by the Company included instructions to vote “FOR” the Reverse Stock Split Proposal, the holder of the Series A Junior Preferred Stock cast all votes “FOR” the Reverse Stock Split Proposal at the Reconvened Special Meeting.

The voting results with respect to the Reverse Stock Split Proposal, including 64,040,396 votes represented by the Series A Junior Preferred Stock, were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Common Stock	36,182,696	8,290,601	187,965	0
Series A Junior Preferred Stock	64,040,396	0	0	0
Total Votes	100,223,092	8,290,601	187,965	0

On January 30, 2026, the Company redeemed the one (1) share of Series A Junior Preferred Stock for $0.01. In addition, the Board determined to exercise its discretion not to implement a reverse stock split while the Company is listed on The Nasdaq Stock Market (“Nasdaq”) based upon, among other considerations, its ongoing discussions with Nasdaq since January 13, 2026. In these ongoing discussions with Nasdaq, the Company was informed for the first time that if the Company were to implement a reverse stock split that was approved by the Company’s stockholders with the Series A Preferred Share, it would likely be cited for a violation of Nasdaq Listing Rule 5640 (the “Voting Rights Rule”). As part of these ongoing discussions, Nasdaq informed the Company that, although Nasdaq historically has approved widespread use of grants of super-voting preferred stock (such as the Series A Preferred Share) to approve reverse stock splits and has publicly stated such use is consistent with the Voting Rights Rule, Nasdaq has internally determined that such use of super-voting preferred is now no longer permitted. Nasdaq has acknowledged to the Company that there is no public notice of this change in position. While the Company believes that obtaining the approval of stockholders with the Series A Preferred Share complies with the Voting Rights Rule and is in compliance with Nasdaq’s policy as set forth in its Staff Interpretative Letter issued in 2022 (the “2022 Guidance”), Nasdaq informed the Company that the unannounced removal of the 2022 Guidance from its website, even though without any public announcement, constituted a rescission of the 2022 Guidance. Based upon, among other things, (i) the reasons the Board previously considered in declaring the Reverse Stock Split Proposal advisable, (ii) the fact that a majority of the outstanding shares of Common Stock were voted “FOR” the Reverse Stock Split Proposal, (iii) the fact that, but for Nasdaq’s recent non-public determination that the 2022 Guidance is now rescinded, the Company could have implemented the Reverse Stock Split Proposal without violating Nasdaq Rule 5640, and (iv) that a violation of the Voting Rights Rule would result in a delisting from Nasdaq, and could bar the Company from re-listing on Nasdaq, the New York Stock Exchange, or other national securities exchange, the Board has determined it is advisable to effect an alternative transaction through a merger of the Company with a wholly owned subsidiary as described below to implement a similar reduction in the number of outstanding shares as the Reverse Stock Split Proposal.

On January 30, 2026, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (i) a wholly owned subsidiary (the “Merger Sub”) will merge with and into the Company, with the Company surviving (the “Merger”), (ii) every fifty (50) shares of Common Stock issued and outstanding, or held as treasury stock, will be converted into one (1) share of common stock of the surviving corporation, which shall be the Company, and (iii) the Company’s Amended and Restated Certificate of Incorporation would be amended and restated to, among other things, exempt future amendments to Article IV thereof from the supermajority voting requirements of Article IX and instead default to the voting requirements provided by Delaware law. Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation, the Merger Agreement must be approved by the holders of a majority of the outstanding shares of Common Stock. The Board has set the close of business on February 2, 2026, as the record date for the determination of stockholders of the Company entitled to vote to adopt and approve the Merger Agreement at a special meeting to be held virtually at a date and time to be noticed to the Company’s stockholders pursuant to the Company’s Amended and Restated Bylaws.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Merger Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD.

As previously disclosed, on December 30, 2025, BioAtla entered into an Investment Agreement (the “Investment Agreement”) with Inversagen AI, LLC, a Delaware limited liability company (“Inversagen AI”), and Alliance International Resources Corp., a Nevada corporation (“AIRC”). Subject to completion of financings by Inversagen AI as set forth in the Investment Agreement, with the initial investment into Inversagen AI being led by AIRC, BioAtla agreed to sell common units of a wholly owned subsidiary, BA 3021 SPV LLC, a Delaware limited liability company (the “SPV”) to Inversagen AI in a private placement over multiple closings.

On January 29, 2026, the Company received confirmation from AIRC that AIRC will complete its investment in Inversagen AI, and subject to completion of such investment, Inversagen AI will pay $5 million to BioAtla for the purchase of common units of the SPV that represent 4.375% of the SPV common units.

On January 16, 2026, the Company filed a Form S-3 shelf registration with the Securities and Exchange Commission (“SEC”) to replace its expiring universal shelf registration statement that expired on January 17, 2026. In accordance with SEC rules, the Company may make securities offerings under the existing shelf registration statement until the new registration statement is declared effective, subject to a maximum extension of 180 days and subject to continued S-3 eligibility. The renewal maintains continuous flexibility for the Company. To satisfy the Company's obligations pursuant to the Pre-Paid Advance Agreements and Standby Equity Purchase Agreement, the Form S-3 registration statement, once declared effective by the SEC, will also register the offering and sale of common stock pursuant to the Pre-Paid Advance Agreements and the Standby Equity Purchase Agreement dated November 20, 2026 by and between the Company and certain investors named therein. Other than the conversion of the remaining principal aggregate amount outstanding under the Pre-Paid Advance Agreements at the option of the investors, there are no specific plans to offer securities under the shelf registration statement at this time.

The information included in this Item 7.01 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

As previously reported, on August 6, 2025, the Company was formally notified by the Nasdaq Listing Qualifications Staff (the “Staff”) that the Company no longer satisfied the $1.00 bid price requirement and the $10 million stockholders’ equity requirement (or the alternative standards of $50 million in market value of listed securities (“MVLS”) or $50 million in total assets and $50 million in total revenue) for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450.

In response, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”), at which the Company presented its plan to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550, including the $1.00 bid price requirement (the “Bid Price Rule”) and the $2.5 million stockholders’ equity requirement (the “Equity Rule”), the alternatives to which are $35 million in MVLS (the “MVLS Rule”) or $500,000 in net income (and, together, the “Equity/MVLS Rule”). On September 16, 2025, the Panel granted the Company’s request for continued listing (the “Panel Decision”), subject to the Company’s timely submission of an application to transfer its listing to The Nasdaq Capital Market, and the Company’s compliance with the Equity Rule and the Bid Price Rule by December 31, 2025, and February 2, 2026, respectively.

In accordance with Nasdaq Listing Rule 5810(c)(3)(H) (the “Discretionary Monitor Rule”), “compliance with [the price-based listing criteria] is generally achieved by meeting the requirement for a minimum of ten consecutive business days.” Under the rule, the “Staff may, in its discretion, require a Company to satisfy the applicable Price-based Requirement for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. In determining whether to require a Company to meet the applicable Price-based-requirement beyond ten business days, Staff may consider all relevant facts and circumstances, including without limitation: (i) the margin of compliance (the amount by which a Company exceeds the applicable Price-based Requirement); (ii) the trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the Market Maker montage (the number of Market Makers quoting at or above $1.00 or the minimum price necessary to satisfy another Price-based Requirement; and the size of their quotes); and (iv) the trend of the security price (is it up or down).”

Beginning September 24, 2025, through the close of business on December 31, 2025 (the deadline for compliance with the Equity Rule as set forth in the Panel Decision), the Company evidenced a minimum $35 million MVLS for 64 consecutive trading days, ranging from a low MVLS of $36.03 million to a high MVLS of $71.73 million. Having evidenced compliance with the MVLS Rule for 57 consecutive business days as of December 18, 2026, on December 19, 2025, the Company requested that Nasdaq issue a determination that the Company had regained compliance with the MVLS Rule as an alternative to the Equity Rule.

Notwithstanding the foregoing, more than three weeks later on January 13, 2026, Nasdaq denied the Company’s request for a compliance determination given that the Company no longer satisfied the MVLS Rule (or the alternative Equity Rule) as of that date. Nasdaq provided the Company with the opportunity to update its plan to evidence compliance with either the Equity/MVLS Rule, which update the Company submitted on January 20, 2026. Nasdaq notified the Company on January 27, 2026, that the Panel had granted the Company an extension through February 2, 2026 to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market.

The Company believes Nasdaq’s apparent inaction and unwillingness to issue a compliance determination in this matter was in error and represents a serious misapplication of the Nasdaq Listing Rules to the Company. As referenced above, the Discretionary Monitor Rule states that “compliance is generally achieved by meeting the requirement for a minimum of ten consecutive business days” although the Staff may, in its discretion, require a Company to satisfy the applicable requirement for more than ten consecutive business days, “but generally no more than 20 consecutive business days,” which the Company far exceeded, and with such exercise of discretion based upon an analysis of certain enumerated criteria, which does not appear to have occurred here. The Company believes that Nasdaq’s delay in the consideration and confirmation of the Company’s compliance status, its subsequent failure to issue a determination that the Company had regained compliance with the MVLS Rule, as well as Nasdaq’s recent decision to overturn longstanding Nasdaq policy regarding the use of super-voting stock to achieve quorum and thereby seek to obtain shareholder approval for a reverse stock split, has and will cause the Company irreparable harm.

In the event that the Company is unable to regain compliance with the Bid Price Rule and the Equity/MVLS Rule by February 2, 2026, the Company’s securities will be subject to suspension and delisting from Nasdaq. Following receipt of a delist determination, the Company may, with 15 calendar days, request an appeal of the delist determination to the Nasdaq Listing and Hearing Review Council (the “Council”) or the Council may call for review the delist determination within 45 calendar days of issuance. A timely request for an appeal or review by the Council will not stay the suspension of trading in the Company’s common stock on Nasdaq unless a call for review determination by the Council specifies to the contrary. The Company intends to request that the Council call for review any decision by the Panel to delist the Company. The Company can provide no assurance, however, that a review by the Council will result in the continued listing of its shares of Common Stock or in the event of a suspension or delisting, a re-instatement of trading of the Company’s Common Stock on Nasdaq. If trading in the Company’s Common Stock is suspended on Nasdaq, the Company should be eligible to trade on the OTC Markets system, which may have a material adverse effect on the trading price and volume for the Common Stock, and the Company’s stockholders may find it more difficult to sell their shares.

Forward-Looking Statements

This Current Report contains forward-looking statements. All statements other than statements of historical facts contained herein, including, but not limited to, statements the Company makes regarding the expected gross proceeds from the transactions, the timing and completion of the transactions and the anticipated use of proceeds therefrom, the timing of the Merger, the timing of the receipt of any delisting determination and any potential suspension or delisting of the Company’s common stock, the ability of the Company to regain compliance with all applicable criteria for continued listing on The Nasdaq Capital Market, the Company’s intention to request that the Council call for review any delisting determination and the results from any review by the Council and the Company’s eligibility to trade on the OTC Markets system are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the Company’s ability to continue as a going concern and that it will need additional funding to continue development of its CAB technology platform and its CAB product candidates; the risk that preliminary or interim clinical results may not be indicative of results from later cohorts or larger populations; potential delays in clinical and preclinical trials; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, or regulatory approval dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; whether regulatory authorities will be satisfied with the design of and results from the clinical studies or take favorable regulatory actions based on results from the clinical studies; the Company’s dependence on the success of its CAB technology platform; its ability to enroll patients in its ongoing and future clinical trials; the successful selection and prioritization of assets to focus development on selected product candidates and indications; the Company’s ability to form collaborations and partnerships with third parties and the success of such collaborations and partnerships; the Company’s reliance on third parties for the manufacture and supply of its product candidates for clinical trials; the Company’s reliance on third parties to conduct its clinical trials and some aspects of its research and preclinical testing; and potential adverse impacts due to geopolitical or macroeconomic events outside of its control, including health epidemics or pandemics. For a description of additional risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the risk factors set forth in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2025 and subsequent filings with the SEC. Any forward-looking statements contained in this Current Report speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information About the Merger and Where to Find It

The Company expects to file a proxy statement with the SEC relating to the Merger Agreement. The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and securityholders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the Merger Agreement as they become available because they will contain important information about the Merger Agreement and the related transactions to be voted upon. Investors and securityholders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

The Company and its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers is available in the Company’s Definitive Proxy Statement filed with the SEC on April 24, 2025 under “Proposal One: Election of Directors” and “Executive Officers.” Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits
1.1	Agreement and Plan of Merger, dated as of January 30, 2026, by and between BioAtla, Inc. and Merger Sub.
3.1	Certificate of Elimination of Series A Junior Preferred Stock of BioAtla, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date:	January 30, 2026	By:	/s/ Richard A. Waldron
Richard A. Waldron Chief Financial Officer